Exhibit (11)

Kirkpatrik & Lockhart LLP	1800 Massachusetts Avenue, NW Suite 200 Washington, DC 20036-1221 202.778.9000 202.778.9100 Fax www.kl.com

December 30, 2004

AXA Enterprise Funds Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

You have requested our opinion, as counsel to the AXA Enterprise Funds Trust, a Delaware statutory trust (the “Trust”), as to certain matters regarding the shares of the series listed in the attached Schedule A (the “Acquiring Funds”), each a series of the Trust, that are to be issued in connection with the reorganization of the series (the “Acquired Funds”) of The Enterprise Group of Funds, Inc. (the “Corporation”) into the corresponding Acquiring Funds as listed in Schedule A (each, a “Reorganization” and, collectively, the “Reorganizations”). The Reorganizations are provided for in an Agreement and Plan of Conversion and Termination or an Agreement and Plan of Reorganization and Termination (collectively, the “Agreements”) between the Trust, on behalf of the Acquiring Funds, and the Corporation, on behalf of the Acquired Funds. The Agreements provide, with respect to each Reorganization, for the transfer of the Acquired Fund’s assets to the corresponding Acquiring Fund in exchange solely for the issuance of the number of Class A, Class B, Class C and Class Y shares of beneficial interest of the Acquiring Fund that is to be determined in the manner specified in the Agreements (the “Shares”) and the Acquiring Fund’s assumption of the stated liabilities of the Acquired Fund.

As such counsel, we have examined:

1. the registration statement on Form N-14 (the “Registration Statement”) that is being filed with the Securities and Exchange Commission (the “SEC”) by the Trust for the purpose of registering the Shares under the Securities Act of 1933, as amended (the “1933 Act”);

2. the forms of the Agreements included in the Registration Statement; and

3. the Agreement and Declaration of Trust and Bylaws of the Trust.

We have also examined the records of the Trust relating to the trust action that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America that, in our

BOSTON • DALLAS • HARRISBURG • LOS ANGELES • MIAMI • NEWARK • NEW YORK • PITTSBURGH • SAN FRANCISCO • WASHINGTON

Kirkpatrik & Lockhart LLP

AXA Enterprise Funds Trust

December 30, 2004

experience, generally are applicable to the issuance of shares by registered investment companies, and the Delaware Statutory Trust Act, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that, with respect to each Reorganization:

1.	The Shares to be issued pursuant to the Agreements have been duly authorized for issuance by the Trust; and

2.	When such Shares have been issued and the consideration for such Shares has been paid in accordance with the Agreements, such Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the references to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

SCHEDULE A

PROPOSED REORGANIZATIONS

Acquired Funds (each a series of the Corporation)	Acquiring Funds (each a series of the Trust)

Enterprise Capital Appreciation Fund

Enterprise Deep Value Fund

Enterprise Equity Fund

Enterprise Equity Income Fund

Enterprise Global Financial Services Fund

Enterprise Global Socially Responsive Fund

Enterprise Government Securities Fund

Enterprise Growth and Income Fund

Enterprise Growth Fund

Enterprise High-Yield Bond Fund

Enterprise International Growth Fund

Enterprise Mergers and Acquisitions Fund

Enterprise Money Market Fund

Enterprise Multi-Cap Growth Fund

Enterprise Short Duration Bond Fund

Enterprise Small Company Growth Fund

Enterprise Small Company Value Fund

Enterprise Tax-Exempt Income Fund

AXA Enterprise Capital Appreciation Fund

AXA Enterprise Deep Value Fund

AXA Enterprise Equity Fund

AXA Enterprise Equity Income Fund

AXA Enterprise Global Financial Services Fund

AXA Enterprise Global Socially Responsive Fund

AXA Enterprise Government Securities Fund

AXA Enterprise Growth and Income Fund

AXA Enterprise Growth Fund

AXA Enterprise High-Yield Bond Fund

AXA Enterprise International Growth Fund

AXA Enterprise Mergers and Acquisitions Fund

AXA Enterprise Money Market Fund

AXA Enterprise Growth Fund

AXA Enterprise Short Duration Bond Fund

AXA Enterprise Small Company Growth Fund

AXA Enterprise Small Company Value Fund

AXA Enterprise Tax-Exempt Income Fund